Exhibit 99

Accenture Reports Strong Revenues and Record New Bookings for Second-Quarter Fiscal 2023
-- Revenues are $15.8 billion, an increase of 5% in U.S. dollars and 9% in local currency --
-- Record new bookings are $22.1 billion, a 13% increase in U.S. dollars and 17% increase in local currency from the second quarter last year, with consulting and managed services bookings of $10.7 billion and $11.4 billion, respectively --
-- GAAP EPS are $2.39 compared to $2.54 in the second quarter of fiscal 2022; adjusted1 EPS are $2.69, an increase of 6% --
-- GAAP operating margin is 12.3% compared to 13.7% in the second quarter of fiscal 2022; adjusted operating margin is 13.8%, an expansion of 10 basis points --
-- Company declares quarterly cash dividend of $1.12 per share, up 15% from a year ago --
-- Accenture updates business outlook2 for fiscal 2023; now expects full-year revenue growth of 8% to 10% in local currency and foreign-exchange impact of negative 4.5%; GAAP operating margin of 14.1% to 14.3%; adjusted operating margin of 15.3% to 15.5%; GAAP EPS of $10.84 to $11.06; adjusted EPS of $11.41 to $11.63; increases operating cash flow range to $8.7 billion to $9.2 billion from $8.5 billion to $9.0 billion; and increases free cash flow range to $8.0 billion to $8.5 billion from $7.7 billion to $8.2 billion --
NEW YORK; March 23, 2023 — Accenture (NYSE: ACN) reported financial results for the second quarter of fiscal 2023, ended February 28, 2023, with revenues of $15.8 billion, an increase of 5% in U.S. dollars and 9% in local currency over the same period last year.
GAAP operating income was $1.94 billion, compared to $2.06 billion for the second quarter last year, and operating margin was 12.3% compared to 13.7% for the second quarter last year. Adjusted operating margin was 13.8%, an expansion of 10 basis points from the second quarter of fiscal 2022.
GAAP diluted earnings per share were $2.39, compared to $2.54 for the second quarter last year. Adjusted EPS were $2.69, an increase of 6% from the second quarter of fiscal 2022.
New bookings for the quarter were a record $22.1 billion, with consulting bookings of $10.7 billion and managed services bookings of $11.4 billion.
Julie Sweet, chair and CEO, Accenture, said, “Our strong financial results this quarter again demonstrate that our ability to bring together industry, functional and technology expertise as well as managed services continues to differentiate us with our clients. Our record bookings reflect the confidence and trust that our clients have in us to create value and help them transform at speed. We are also taking steps to lower our costs in fiscal year 2024 and beyond while continuing to invest in our business and our people to capture the significant growth opportunities ahead.”
1Adjusted financial measures presented in this release are non-GAAP financial measures that exclude the impact of business optimization costs, as further described in this release.
2Adjusted financial measures for full year fiscal 2023 outlook also exclude an anticipated gain related to our investment in Duck Creek Technologies expected to be recorded in the first half of calendar year 2023.

Financial Review

Revenues for the second quarter of fiscal 2023 were $15.81 billion, compared with $15.05 billion for the second quarter of fiscal 2022, an increase of 5% in U.S. dollars and 9% in local currency.
Revenues for the quarter reflect a foreign-exchange impact of approximately negative 4% compared with the negative 5% impact previously assumed. Adjusting for the actual foreign-exchange impact, the company’s guided range for quarterly revenues was approximately $15.35 billion to $15.90 billion. Accenture’s second quarter fiscal 2023 revenues were at the top of this adjusted range.
▪Consulting revenues for the quarter were $8.28 billion, a decrease of 1% in U.S. dollars and an increase of 4% in local currency compared with the second quarter of fiscal 2022.
▪Managed Services revenues were $7.54 billion, an increase of 12% in U.S. dollars and 16% in local currency compared with the second quarter of fiscal 2022.
During the second quarter of fiscal 2023, Accenture initiated actions to streamline operations, transform non-billable corporate functions and consolidate office space to reduce costs. The company recorded $244 million in business optimization costs during the second quarter and expects to record total costs of approximately $1.5 billion through fiscal 2024. Accenture estimates $1.2 billion for severance and $300 million for consolidation of office space, with approximately $800 million expected in fiscal 2023 and $700 million in fiscal 2024.
GAAP diluted EPS for the quarter were $2.39 compared with $2.54 for the second quarter of fiscal 2022. Adjusted EPS were $2.69, an increase of 6% from the second quarter of fiscal 2022. The $0.15 increase in EPS on an adjusted basis reflects:
▪a $0.16 increase from higher revenue and operating results;
▪a $0.02 increase from lower share count; and
▪a $0.02 increase from higher non-operating income;
partially offset by
▪a $0.04 decrease from a higher effective tax rate; and
▪a $0.01 decrease from higher noncontrolling interests.
Gross margin (gross profit as a percentage of revenues) for the quarter was 30.6% compared to 30.1% in the second quarter of fiscal 2022. Selling, general and administrative (SG&A) expenses for the quarter were $2.65 billion, or 16.7% of revenues, compared with $2.46 billion, or 16.4% of revenues, for the second quarter of fiscal 2022.
GAAP operating income for the quarter decreased 6%, to $1.94 billion, or 12.3% of revenues, compared with $2.06 billion, or 13.7% of revenues, for the second quarter of fiscal 2022. Adjusted operating income for the quarter was $2.19 billion, or 13.8% of revenues, an expansion of 10 basis points from the second quarter of fiscal 2022.
The company’s effective tax rate for the quarter was 20.4%, compared with 19.2% for the second quarter last year.
GAAP net income for the quarter was $1.55 billion, compared with $1.66 billion for the second quarter of fiscal 2022. Adjusted net income for the quarter was $1.74 billion.

Operating cash flow for the quarter was $2.33 billion, and property and equipment additions were $108 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $2.22 billion. For the same period last year, operating cash flow was $2.16 billion; property and equipment additions were $165 million; and free cash flow was $1.99 billion.
Days services outstanding, or DSOs, were 42 days at February 28, 2023, compared with 43 days at August 31, 2022 and 41 days at February 28, 2022.
Accenture’s total cash balance at February 28, 2023 was $6.2 billion, compared with $7.9 billion at August 31, 2022.
New Bookings
New bookings for the second quarter of fiscal 2023 were $22.09 billion, a 13% increase in U.S. dollars and a 17% increase in local currency over the second quarter of fiscal 2022.
▪Consulting new bookings were $10.65 billion, or 48% of total new bookings.
▪Managed Services new bookings were $11.43 billion, or 52% of total new bookings.
Revenues by Geographic Market
Revenues by geographic market were as follows:
▪North America: $7.40 billion, an increase of 5% in both U.S. dollars and local currency compared with the second quarter of fiscal 2022.
▪Europe: $5.30 billion, an increase of 6% in U.S. dollars and 12% in local currency compared with the second quarter of fiscal 2022.
▪Growth Markets: $3.12 billion, an increase of 5% in U.S. dollars and 14% in local currency compared with the second quarter of fiscal 2022.
Revenues by Industry Group
Revenues by industry group were as follows:
▪Communications, Media & Technology: $2.88 billion, a decrease of 4% in U.S. dollars and flat in local currency compared with the second quarter of fiscal 2022.
▪Financial Services: $3.00 billion, an increase of 5% in U.S. dollars and 10% in local currency compared with the second quarter of fiscal 2022.
▪Health & Public Service: $3.02 billion, an increase of 13% in U.S. dollars and 15% in local currency compared with the second quarter of fiscal 2022.
▪Products: $4.72 billion, an increase of 4% in U.S. dollars and 9% in local currency compared with the second quarter of fiscal 2022.
▪Resources: $2.18 billion, an increase of 11% in U.S. dollars and 16% in local currency compared with the second quarter of fiscal 2022.
Returning Cash to Shareholders
Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend
On February 15, 2023, a quarterly cash dividend of $1.12 per share was paid to shareholders of record at the close of business on January 12, 2023. These cash dividend payments totaled $708 million.
Accenture plc has declared another quarterly cash dividend of $1.12 per share for shareholders of record at the close of business on April 13, 2023. This dividend, which is payable on May 15, 2023, represents a 15% increase over the quarterly dividend rate of $0.97 per share in fiscal 2022.
Share Repurchase Activity
During the second quarter of fiscal 2023, Accenture repurchased or redeemed 4.1 million shares for a total of $1.12 billion, including approximately 2.5 million shares repurchased in the open market. This brings Accenture’s total share repurchases and redemptions for the first half of fiscal 2023 to 9.3 million shares for a total of $2.54 billion, including approximately 7.0 million shares repurchased in the open market.
Accenture’s total remaining share repurchase authority at February 28, 2023 was approximately $4.2 billion.
At February 28, 2023, Accenture had approximately 632 million total shares outstanding.
Business Outlook
Third Quarter Fiscal 2023
Accenture expects revenues for the third quarter of fiscal 2023 to be in the range of $16.1 billion to $16.7 billion, an increase of 3% to 7% in local currency, reflecting the company’s assumption of an approximately negative 3.5% foreign-exchange impact compared with the third quarter of fiscal 2022.
Fiscal Year 2023
Accenture’s business outlook for fiscal 2023 now assumes that the foreign-exchange impact on its results in U.S. dollars will be approximately negative 4.5% compared with fiscal 2022; the company previously expected a negative 5% foreign-exchange impact.
For fiscal 2023, the company now expects revenue growth to be in the range of 8% to 10% in local currency, compared to 8% to 11% previously.
Accenture now expects GAAP operating margin for fiscal 2023 to be in the range of 14.1% to 14.3%, compared to 15.3% to 15.5% previously, and adjusted operating margin, which excludes an estimated $800 million for business optimization costs to be in the range of 15.3% to 15.5%, an expansion of 10 to 30 basis points from fiscal 2022.
The company now expects its GAAP annual effective tax rate to be in the range of 22.5% to 24.5%, compared to 23% to 25% previously, and its adjusted annual effective tax rate, which excludes the tax impacts of business optimization costs and an anticipated gain on an investment, to be in the range of 23% to 25%.
The company now expects GAAP diluted EPS to be in the range of $10.84 to $11.06, compared to $11.20 to $11.52 previously, and adjusted EPS to be in the range of $11.41 to $11.63, an increase of 7% to 9% over fiscal 2022 diluted EPS of $10.71. This excludes $0.96 for business optimization costs and $0.39 for an anticipated gain on an investment.

For fiscal 2023, the company now expects operating cash flow to be in the range of $8.7 billion to $9.2 billion compared to $8.5 billion to $9.0 billion previously; property and equipment additions to be $700 million, compared to $800 million previously; and free cash flow to be in the range of $8.0 billion to $8.5 billion, compared to $7.7 billion and $8.2 billion previously.
The company continues to expect to return at least $7.1 billion in cash to shareholders through dividends and share repurchases.
360° Value Reporting
Accenture’s goal is to create 360° value for our clients, people, shareholders, partners, and communities. Our reporting captures how we deliver unique value across six vital dimensions and offers a comprehensive view of our financial and environmental, social and governance (ESG) measures, and our goals, progress and performance for each. Our full 360° Value Report for fiscal 2022 and online 360° Value Reporting Experience provides customizable reports. To access please visit the Accenture 360° Value Reporting Experience at www.accenture.com/reportingexperience.
Conference Call and Webcast Details
Accenture will host a conference call at 8:00 a.m. EDT today to discuss its second quarter of fiscal 2023 financial results. To participate, please dial +1 (877) 692-8955 [+1 (234) 720-6979 outside the United States, Puerto Rico and Canada] and enter access code 3264013 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture website at www.accenture.com.
A replay of the conference call will be available at www.accenture.com beginning at 11:00 a.m. EDT today, March 23, and continuing through June 21, 2023. The replay will also be available via telephone by dialing +1 (866) 207-1041 [+1 (402) 970-0847 outside the United States, Puerto Rico and Canada] and entering access code 4319130 from 11:00 a.m. EDT today, March 23, through Wednesday, June 21, 2023.
About Accenture
Accenture is a leading global professional services company that helps the world’s leading businesses, governments and other organizations build their digital core, optimize their operations, accelerate revenue growth and enhance citizen services—creating tangible value at speed and scale. We are a talent and innovation led company with 738,000 people serving clients in more than 120 countries. Technology is at the core of change today, and we are one of the world’s leaders in helping drive that change, with strong ecosystem relationships. We combine our strength in technology with unmatched industry experience, functional expertise and global delivery capability. We are uniquely able to deliver tangible outcomes because of our broad range of services, solutions and assets across Strategy & Consulting, Technology, Operations, Industry X and Accenture Song. These capabilities, together with our culture of shared success and commitment to creating 360° value, enable us to help our clients succeed and build trusted, lasting relationships. We measure our success by the 360° value we create for our clients, each other, our shareholders, partners and communities. Visit us at www.accenture.com.
Non-GAAP Financial Information
This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP)

are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.
Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; Accenture’s environmental, social and governance (ESG) commitments and disclosures may expose it to reputational risks and legal liability; if Accenture does not successfully manage and develop its relationships with key ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; as a result of Accenture’s geographically diverse operations and strategy to continue to grow in key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. In addition, the timing and amount of costs related to our business optimization actions and the nature and extent of benefits realized from such actions are subject to uncertainties and other factors, including local country consultation processes and regulations, and may differ from our current expectations and estimates. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###
Contacts:
Cliff Angelo
Accenture Media Relations
+1 512 732 5659
cliff.angelo@accenture.com
Katie O’Conor
Accenture Investor Relations
+1 973 301 3275
catherine.m.oconor@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended
	February 28, 2023	% of Revenues	February 28, 2022	% of Revenues	February 28, 2023	% of Revenues	February 28, 2022	% of Revenues
REVENUES:
Revenues	$15,814,158	100.0%	$15,046,693	100.0%	$31,561,960	100.0%	$30,011,846	100.0%
OPERATING EXPENSES:
Cost of services	10,979,392	69.4%	10,522,734	69.9%	21,541,052	68.3%	20,571,098	68.5%
Sales and marketing	1,563,567	9.9%	1,414,814	9.4%	3,113,586	9.9%	2,869,239	9.6%
General and administrative costs	1,082,228	6.8%	1,047,565	7.0%	2,125,251	6.7%	2,075,635	6.9%
Business optimization costs	244,390	1.5%	—	—%	244,390	0.8%	—	—%
Total operating expenses	13,869,577		12,985,113		27,024,279		25,515,972
OPERATING INCOME	1,944,581	12.3%	2,061,580	13.7%	4,537,681	14.4%	4,495,874	15.0%
Interest income	50,259		7,269		94,964		13,319
Interest expense	(11,634)		(11,216)		(18,914)		(22,399)
Other income (expense), net	(36,300)		(7,183)		(65,207)		(30,212)
INCOME BEFORE INCOME TAXES	1,946,906	12.3%	2,050,450	13.6%	4,548,524	14.4%	4,456,582	14.8%
Income tax expense	396,223		392,921		1,001,541		979,323
NET INCOME	1,550,683	9.8%	1,657,529	11.0%	3,546,983	11.2%	3,477,259	11.6%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,604)		(1,742)		(3,689)		(3,676)
Net income attributable to noncontrolling interests – other (1)	(25,431)		(20,845)		(54,696)		(47,617)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,523,648	9.6%	$1,634,942	10.9%	$3,488,598	11.1%	$3,425,966	11.4%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,523,648		$1,634,942		$3,488,598		$3,425,966
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,604		1,742		3,689		3,676
Net income for diluted earnings per share calculation	$1,525,252		$1,636,684		$3,492,287		$3,429,642
EARNINGS PER SHARE:
Basic	$2.42		$2.58		$5.53		$5.41
Diluted	$2.39		$2.54		$5.47		$5.32
WEIGHTED AVERAGE SHARES:
Basic	630,845,147		633,956,712		630,485,134		633,108,627
Diluted	637,735,390		644,127,093		638,350,779		644,622,602
Cash dividends per share	$1.12		$0.97		$2.24		$1.94
(1)Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	February 28, 2023	February 28, 2022
GEOGRAPHIC MARKETS
North America	$7,397,874	$7,077,036	5%	5%
Europe	5,300,169	5,009,885	6	12
Growth Markets	3,116,115	2,959,772	5	14
Total Revenues	$15,814,158	$15,046,693	5%	9%
INDUSTRY GROUPS (1)
Communications, Media & Technology	$2,884,802	$2,998,970	(4)%	—%
Financial Services	3,002,867	2,872,158	5	10
Health & Public Service	3,023,595	2,686,853	13	15
Products	4,718,572	4,522,967	4	9
Resources	2,184,322	1,965,745	11	16
Total Revenues	$15,814,158	$15,046,693	5%	9%
TYPE OF WORK
Consulting	$8,278,763	$8,322,202	(1)%	4%
Managed Services (2)	7,535,395	6,724,491	12	16
Total Revenues	$15,814,158	$15,046,693	5%	9%

	Six Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	February 28, 2023	February 28, 2022
GEOGRAPHIC MARKETS
North America	$15,020,694	$13,984,251	7%	8%
Europe	10,372,219	10,109,953	3	15
Growth Markets	6,169,047	5,917,642	4	17
Total Revenues	$31,561,960	$30,011,846	5%	12%
INDUSTRY GROUPS (1)
Communications, Media & Technology	$5,865,005	$5,896,265	(1)%	5%
Financial Services	5,966,263	5,789,878	3	11
Health & Public Service	6,023,614	5,416,887	11	15
Products	9,384,360	8,990,864	4	12
Resources	4,322,718	3,917,952	10	18
Total Revenues	$31,561,960	$30,011,846	5%	12%
TYPE OF WORK
Consulting	$16,723,130	$16,714,611	—%	7%
Managed Services (2)	14,838,830	13,297,235	12	18
Total Revenues	$31,561,960	$30,011,846	5%	12%
(1)Effective June 1, 2022, we revised the reporting of our industry groups for the movement of Aerospace & Defense from Communications, Media & Technology to Products. Prior period amounts have been reclassified to conform with the current period presentation.
(2)Previously referred to as our outsourcing business.

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	February 28, 2023		February 28, 2022
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America	$823,858	11%	$1,090,910	15%	$(267,052)
Europe	573,633	11	531,629	11	42,004
Growth Markets	547,090	18	439,041	15	108,049
Total Operating Income	$1,944,581	12.3%	$2,061,580	13.7%	$(116,999)

	Six Months Ended
	February 28, 2023		February 28, 2022
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
North America	$2,133,741	14%	$2,335,327	17%	$(201,586)
Europe	1,263,633	12	1,276,485	13	(12,852)
Growth Markets	1,140,307	18	884,062	15	256,245
Total Operating Income	$4,537,681	14.4%	$4,495,874	15.0%	$41,807

Accenture plc
Reconciliation of Operating Income (GAAP) to Operating Income As Adjusted (Non-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	February 28, 2023				February 28, 2022
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Operating Margin (GAAP)	Increase (Decrease)
North America	$823,858	$176,980	$1,000,838	14%	$1,090,910	15%	$(90,072)
Europe	573,633	40,377	614,010	12	531,629	11	82,381
Growth Markets	547,090	27,033	574,123	18	439,041	15	135,082
Total Operating Income	$1,944,581	$244,390	$2,188,971	13.8%	$2,061,580	13.7%	$127,391

	Six Months Ended
	February 28, 2023				February 28, 2022
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Operating Margin (GAAP)	Increase (Decrease)
North America	$2,133,741	$176,980	$2,310,721	15%	$2,335,327	17%	$(24,606)
Europe	1,263,633	40,377	1,304,010	13	1,276,485	13	27,525
Growth Markets	1,140,307	27,033	1,167,340	19	884,062	15	283,278
Total Operating Income	$4,537,681	$244,390	$4,782,071	15.2%	$4,495,874	15.0%	$286,197
(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.

Accenture plc
Reconciliation of Operating Income and Diluted Earnings Per Share, as Reported (GAAP), to Operating Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	February 28, 2023			February 28, 2022
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Operating Income	$1,944,581	$244,390	$2,188,971	$2,061,580
Operating Margin	12.3%	1.5%	13.8%	13.7%

Income before income taxes	1,946,906	244,390	2,191,296	2,050,450
Income tax expense	396,223	51,515	447,738	392,921
Net Income	$1,550,683	$192,875	$1,743,558	$1,657,529
Effective tax rate	20.4%	21.1%	20.4%	19.2%
Diluted earnings per share	$2.39	$0.30	$2.69	$2.54

	Six Months Ended
	February 28, 2023			February 28, 2022
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Operating Income	$4,537,681	$244,390	$4,782,071	$4,495,874
Operating Margin	14.4%	0.8%	15.2%	15.0%

Income before income taxes	4,548,524	244,390	4,792,914	4,456,582
Income tax expense	1,001,541	51,515	1,053,056	979,323
Net Income	$3,546,983	$192,875	$3,739,858	$3,477,259
Effective tax rate	22.0%	21.1%	22.0%	22.0%
Diluted earnings per share	$5.47	$0.30	$5.77	$5.32
(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	February 28, 2023	August 31, 2022
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$6,238,787	$7,889,833
Short-term investments	4,189	3,973
Receivables and contract assets	12,499,168	11,776,775
Other current assets	2,318,814	1,940,290
Total current assets	21,060,958	21,610,871
NON-CURRENT ASSETS:
Contract assets	75,423	46,844
Investments	325,251	317,972
Property and equipment, net	1,560,691	1,659,140
Lease assets	2,906,181	3,018,535
Goodwill	14,190,658	13,133,293
Other non-current assets	7,608,127	7,476,735
Total non-current assets	26,666,331	25,652,519
TOTAL ASSETS	$47,727,289	$47,263,390
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$10,815	$9,175
Accounts payable	2,470,896	2,559,485
Deferred revenues	5,112,570	4,478,048
Accrued payroll and related benefits	5,974,677	7,611,794
Lease liabilities	700,570	707,598
Other accrued liabilities	2,079,994	2,157,396
Total current liabilities	16,349,522	17,523,496
NON-CURRENT LIABILITIES:
Long-term debt	45,155	45,893
Lease liabilities	2,451,961	2,563,090
Other non-current liabilities	4,423,373	4,383,823
Total non-current liabilities	6,920,489	6,992,806
Total Accenture plc shareholders’ equity	23,762,619	22,106,097
Noncontrolling interests	694,659	640,991
Total shareholders’ equity	24,457,278	22,747,088
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,727,289	$47,263,390

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2023	February 28, 2022	February 28, 2023	February 28, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,550,683	$1,657,529	$3,546,983	$3,477,259
Depreciation, amortization and other	532,476	528,260	1,038,705	1,029,125
Share-based compensation expense	631,870	546,607	1,057,339	912,298
Change in assets and liabilities/other, net	(384,918)	(576,903)	(2,817,518)	(2,732,318)
Net cash provided by (used in) operating activities	2,330,111	2,155,493	2,825,509	2,686,364
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(107,548)	(164,660)	(206,378)	(346,331)
Purchases of businesses and investments, net of cash acquired	(390,527)	(113,746)	(1,076,987)	(1,848,774)
Proceeds from the sale of businesses and investments, net of cash transferred	17,279	3,474	17,875	3,561
Other investing, net	2,499	2,430	5,119	6,461
Net cash provided by (used in) investing activities	(478,297)	(272,502)	(1,260,371)	(2,185,083)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	341,914	292,747	807,621	701,877
Purchases of shares	(1,118,211)	(1,693,354)	(2,536,913)	(2,538,720)
Cash dividends paid	(708,022)	(616,583)	(1,413,589)	(1,229,791)
Other financing, net	(31,022)	(19,525)	(49,320)	(39,541)
Net cash provided by (used in) financing activities	(1,515,341)	(2,036,715)	(3,192,201)	(3,106,175)
Effect of exchange rate changes on cash and cash equivalents	2,611	(17,277)	(23,983)	(97,164)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	339,084	(171,001)	(1,651,046)	(2,702,058)
CASH AND CASH EQUIVALENTS, beginning of period	5,899,703	5,637,117	7,889,833	8,168,174
CASH AND CASH EQUIVALENTS, end of period	$6,238,787	$5,466,116	$6,238,787	$5,466,116